Exhibit 99

Form 4 Joint Filer Information

Names of Joint Filers:

Canaan VIII L.P.

Canaan Partners VIII LLC

Address of Joint Filers:

c/o Canaan Partners

285 Riverside Avenue, Suite 250

Westport, CT 06880

Designated Filer:

Canaan VIII L.P.

Issuer and Ticker Symbol:

Chimerix, Inc. [CMRX]

Date of Event:

April 16, 2013

Signatures of Joint Filers:

Canaan VIII L.P.

By:	Canaan Partners VIII LLC
Its Sole General Partner

	By:	/s/ Jaime Slocum
Attorney-in-Fact

Canaan Partners VIII LLC

By:	/s/ Jaime Slocum
Attorney-in-Fact